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                                                                     EXHIBIT 1.1

                                                 INCORPORATION NUMBER: BC0328114

                       OFFSHORE SYSTEMS INTERNATIONAL LTD.
                                 (THE "COMPANY")

                                    ARTICLES

TABLE OF CONTENTS

1.      Interpretation..............................................       3
2.      Shares and Share Certificates...............................       3
3.      Issue of Shares.............................................       5
4.      Share Registers.............................................       6
5.      Share Transfers.............................................       6
6.      Transmission of Shares......................................       7
7.      Purchase of Shares..........................................       7
8.      Borrowing Powers............................................       8
9.      Alterations.................................................       8
10.     Meetings of Shareholders....................................       9
11.     Proceedings at Meetings of Shareholders.....................      11
12.     Votes of Shareholders.......................................      15
13.     Directors...................................................      18
14.     Election and Removal of Directors...........................      19
15.     Powers and Duties of Directors..............................      21
16.     Disclosure of Interest of Directors.........................      22
17.     Proceedings of Directors....................................      23
18.     Executive and Other Committees..............................      25
19.     Officers....................................................      26
20.     Indemnification.............................................      27
21.     Dividends and Reserves......................................      28
22.     Documents, Records and Reports..............................      30
23.     Notices.....................................................      30
24.     Seal........................................................      31
25.     Prohibitions................................................      32

Schedule "A" - Special Rights, Privileges and Restrictions Attached to Preference Shares

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                                       3

1.    INTERPRETATION

1.1   DEFINITIONS

In these Articles, unless the context otherwise requires:

(1) "board of directors", "directors" and "board" mean the directors or sole director of the Company for the time being;

(2) "Business Corporations Act" means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(3) "legal personal representative" means the personal or other legal representative of the shareholder;

(4) "registered address" of a shareholder means the shareholder's address as recorded in the central securities register;

(5)   "seal" means the seal of the Company, if any.

1.2   BUSINESS CORPORATIONS ACT AND INTERPRETATION ACT DEFINITIONS APPLICABLE

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act (British Columbia), with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.    SHARES AND SHARE CERTIFICATES

2.1   AUTHORIZED SHARE STRUCTURE

The authorized share structure of the Company consists of:

      (a)   an unlimited number of common shares without par value;

      (b) 100,000,000 Class "A" Preference shares without par value issuable is series, of which 10,000,000 shares are designated as Class "A" Preference shares Series A Convertible; and

      (c) 100,000,000 Class "B" Preference shares with a par value of $50.00 each issuable in series, of which 10,000,000 shares are designated as Class B Series 1 Preference Shares and of which 10,000,000 shares are designated as Class B Series 2 Preference Shares; and

      (d) 100,000,000 Class "C" Preference shares without par value issuable in series.

The special rights and restrictions attached to the Class "A" Preference shares, the Class "B" Preference shares and the Class "C" Preference shares are as set out in Appendix "A" to these Articles.

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                                       4

2.2   FORM OF SHARE CERTIFICATE

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3   SHAREHOLDER ENTITLED TO CERTIFICATE OR ACKNOWLEDGMENT

Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder's name or (b) a non-transferable written acknowledgment of the shareholder's right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders' duly authorized agents will be sufficient delivery to all.

2.4   DELIVERY BY MAIL

Any share certificate or non-transferable written acknowledgment of a shareholder's right to obtain a share certificate may be sent to the shareholder by mail at the shareholder's registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5   REPLACEMENT OF WORN OUT OR DEFACED CERTIFICATE OR ACKNOWLEDGEMENT

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder's right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(1) order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(2) issue a replacement share certificate or acknowledgment, as the case may be.

2.6   REPLACEMENT OF LOST, STOLEN OR DESTROYED CERTIFICATE OR ACKNOWLEDGMENT

If a share certificate or a non-transferable written acknowledgment of a shareholder's right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, if the directors receive:

(1) proof satisfactory to them that the share certificate or acknowledgment is lost, stolen or destroyed; and

(2)   any indemnity the directors consider adequate.

2.7   SPLITTING SHARE CERTIFICATES

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder's name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

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                                       5

2.8   CERTIFICATE FEE

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9   RECOGNITION OF TRUSTS

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.    ISSUE OF SHARES

3.1   DIRECTORS AUTHORIZED

Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2   COMMISSIONS AND DISCOUNTS

The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3   BROKERAGE

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4   CONDITIONS OF ISSUE

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1) consideration is provided to the Company for the issue of the share by one or more of the following:

      (a)   past services performed for the Company;

      (b)   property;

      (c)   money; and

(2) the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

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                                       6

3.5   SHARE PURCHASE WARRANTS AND RIGHTS

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4.    SHARE REGISTERS

4.1   CENTRAL SECURITIES REGISTER

As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2   CLOSING REGISTER

The Company must not at any time close its central securities register.

5.    SHARE TRANSFERS

5.1   REGISTERING TRANSFERS

A transfer of a share of the Company must not be registered unless:

(1) a duly signed instrument of transfer in respect of the share has been received by the Company;

(2) if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

(3) if a non-transferable written acknowledgment of the shareholder's right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

5.2   FORM OF INSTRUMENT OF TRANSFER

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company's share certificates or in any other form that may be approved by the directors from time to time.

5.3   TRANSFEROR REMAINS SHAREHOLDER

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

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                                       7

5.4   SIGNING OF INSTRUMENT OF TRANSFER

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(1) in the name of the person named as transferee in that instrument of transfer; or

(2) if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5   ENQUIRY AS TO TITLE NOT REQUIRED

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6   TRANSFER FEE

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6.    TRANSMISSION OF SHARES

6.1   LEGAL PERSONAL REPRESENTATIVE RECOGNIZED ON DEATH

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder's interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2   RIGHTS OF LEGAL PERSONAL REPRESENTATIVE

The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

7.    PURCHASE OF SHARES

7.1   COMPANY AUTHORIZED TO PURCHASE SHARES

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series, the Business Corporations Act, and securities laws and regulations of general

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                                       8

application. The Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2   PURCHASE WHEN INSOLVENT

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1) the Company is insolvent; or

(2) making the payment or providing the consideration would render the Company insolvent.

7.3      SALE AND VOTING OF PURCHASED SHARES

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1) is not entitled to vote the share at a meeting of its shareholders;

(2) must not pay a dividend in respect of the share; and

(3) must not make any other distribution in respect of the share.

8. BORROWING POWERS

The Company, if authorized by the directors, may:

(1) borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(2) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(3) guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4) mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

9.    ALTERATIONS

9.1   ALTERATION OF AUTHORIZED SHARE STRUCTURE

Subject to Article 9.2 and the Business Corporations Act, the Company may by ordinary resolution:

(1) create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(2) increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

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                                       9

(3) if the Company is authorized to issue shares of a class of shares with par value:

      (a)   decrease the par value of those shares; or

      (b) if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(4)   alter the identifying name of any of its shares; or

(5) otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

9.2   SPECIAL RIGHTS AND RESTRICTIONS

Subject to the Business Corporations Act, the Company may by special resolution:

(1) create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued;

(2) vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued;

(3) subdivide or consolidate all or any of its unissued, or fully paid issued, shares; or

(4) change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value.

9.3   CHANGE OF NAME

The Company may by special resolution authorize an alteration of its Notice of Articles in order to change its name.

9.4   OTHER ALTERATIONS

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter these Articles.

10.   MEETINGS OF SHAREHOLDERS

10.1  ANNUAL GENERAL MEETINGS

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2  RESOLUTION INSTEAD OF ANNUAL GENERAL MEETING

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company's annual

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reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3  CALLING OF MEETINGS OF SHAREHOLDERS

The directors may, whenever they think fit, call a meeting of shareholders.

10.4  NOTICE FOR MEETINGS OF SHAREHOLDERS

The Company must send notice of the date, time and location of any meeting of shareholders, by way of either mail, delivery, fax or email, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1)   if and for so long as the Company is a public company, 21 days;

(2)   otherwise, 10 days.

10.5     RECORD DATE FOR NOTICE

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)   if and for so long as the Company is a public company, 21 days;

(2)   otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6  RECORD DATE FOR VOTING

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7  FAILURE TO GIVE NOTICE AND WAIVER OF NOTICE

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.8  NOTICE OF SPECIAL BUSINESS AT MEETINGS OF SHAREHOLDERS

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

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                                       11

(1)   state the general nature of the special business; and

(2) if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

      (a) at the Company's records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

      (b) during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.9  LOCATION OF MEETINGS OF SHAREHOLDERS

A meeting of the Shareholders of the Company may be held:

(1) anywhere in North America that may be approved by resolution of the directors before the meetings is held; or

(2) at any other location as may be approved in writing by the Registrar of Companies of British Columbia before the meeting is held.

11.   PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1  SPECIAL BUSINESS

At a meeting of shareholders, the following business is special business:

(1) at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(2) at an annual general meeting, all business is special business except for the following:

      (a)   business relating to the conduct of or voting at the meeting;

      (b) consideration of any financial statements of the Company presented to the meeting;

      (c)   consideration of any reports of the directors or auditor;

      (d)   the setting or changing of the number of directors;

      (e)   the election or appointment of directors;

      (f)   the appointment of an auditor;

      (g)   the setting of the remuneration of an auditor;

      (h) business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

      (i) any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

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                                       12

11.2  SPECIAL MAJORITY

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is 2/3 of the votes cast on the resolution.

11.3  QUORUM

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is one shareholder present in person (or, being a corporation, partnership, trust or other non-individual legal entity represented in accordance with the provisions of the Business Corporations Act), or by proxy who holding not less than one voting share of the Company entitled to be voted at the meeting.

11.4  ONE SHAREHOLDER MAY CONSTITUTE QUORUM

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1) the quorum is one person who is, or who represents by proxy, that shareholder, and

(2) that shareholder, present in person or by proxy, may constitute the meeting.

11.5  OTHER PERSONS MAY ATTEND

The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6  REQUIREMENT OF QUORUM

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7  LACK OF QUORUM

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1) in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(2) in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8  LACK OF QUORUM AT SUCCEEDING MEETING

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

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                                       13

11.9  CHAIR

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)   the chair of the board, if any; or

(2) if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.10 SELECTION OF ALTERNATE CHAIR

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11 ADJOURNMENTS

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12 NOTICE OF ADJOURNED MEETING

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13 DECISIONS BY SHOW OF HANDS OR POLL

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14 DECLARATION OF RESULT

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15 MOTION NEED NOT BE SECONDED

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

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                                       14

11.16 CASTING VOTE

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17 MANNER OF TAKING POLL

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(1)   the poll must be taken:

      (a) at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

      (b) in the manner, at the time and at the place that the chair of the meeting directs;

(2) the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)   the demand for the poll may be withdrawn by the person who demanded it.

11.18 DEMAND FOR POLL ON ADJOURNMENT

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19 CHAIR MUST RESOLVE DISPUTE

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20 CASTING OF VOTES

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21 DEMAND FOR POLL

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22 DEMAND FOR POLL NOT TO PREVENT CONTINUANCE OF MEETING

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23 RETENTION OF BALLOTS AND PROXIES

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

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                                       15

12.   VOTES OF SHAREHOLDERS

12.1  NUMBER OF VOTES BY SHAREHOLDER OR BY SHARES

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1) on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2) on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2  VOTES OF PERSONS IN REPRESENTATIVE CAPACITY

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3  VOTES BY JOINT HOLDERS

If there are joint shareholders registered in respect of any share:

(1) any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2) if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4  LEGAL PERSONAL REPRESENTATIVES AS JOINT SHAREHOLDERS

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5  REPRESENTATIVE OF A CORPORATE SHAREHOLDER

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(1)   for that purpose, the instrument appointing a representative must:

      (a) be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

      (b) be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;

(2)   if a representative is appointed under this Article 12.5:

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                                       16

      (a) the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

      (b) the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6  PROXY PROVISIONS DO NOT APPLY TO ALL COMPANIES

Articles 12.7 to 12.15 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

12.7  APPOINTMENT OF PROXY HOLDERS

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8  ALTERNATE PROXY HOLDERS

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9  WHEN PROXY HOLDER NEED NOT BE SHAREHOLDER

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(1) the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(2) the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(3) the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10 DEPOSIT OF PROXY

A proxy for a meeting of shareholders must:

(1) be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

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                                       17

(2) unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11 VALIDITY OF PROXY VOTE

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1) at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)   by the chair of the meeting, before the vote is taken.

12.12 FORM OF PROXY

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

                                [name of company]
                                 (the "Company")

      The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

      Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder):

                                          _____________________________________
                                          Signed [month, day, year]

                                          _____________________________________
                                          [Signature of shareholder]

                                          _____________________________________
                                           [Name of shareholder -- printed]

12.13 REVOCATION OF PROXY

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(1) received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)   provided, at the meeting, to the chair of the meeting.

12.14 REVOCATION OF PROXY MUST BE SIGNED

An instrument referred to in Article 12.13 must be signed as follows:

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                                       18

(1) if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(2) if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15 PRODUCTION OF EVIDENCE OF AUTHORITY TO VOTE

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.   DIRECTORS

13.1  NUMBER OF DIRECTORS

The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1) subject to paragraphs (2) and (3), the number of directors that is equal to the number of the Company's first directors;

(2) if the Company is a public company, the greater of three and the most recently set of:

      (a) the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

      (b)   the number of directors set under Article 14.4;

(3)   if the Company is not a public company, the most recently set of:

      (a) the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

      (b)   the number of directors set under Article 14.4.

13.2  CHANGE IN NUMBER OF DIRECTORS

If the number of directors is set under Articles 13.1(2)(a) or 13.1(3)(a):

(1) the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(2) if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3  DIRECTORS' ACTS VALID DESPITE VACANCY

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

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                                       19

13.4  QUALIFICATIONS OF DIRECTORS

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5  REMUNERATION OF DIRECTORS

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6  REIMBURSEMENT OF EXPENSES OF DIRECTORS

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7  SPECIAL REMUNERATION FOR DIRECTORS

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company's business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8  GRATUITY, PENSION OR ALLOWANCE ON RETIREMENT OF DIRECTOR

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14.   ELECTION AND REMOVAL OF DIRECTORS

14.1  ELECTION AT ANNUAL GENERAL MEETING

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1) the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles;

(2) each director may be elected for a term of office of one or more years of office as may be specified by ordinary resolution at the time he is elected. In the absence of any such ordinary resolution, a director's term of office shall be one year of office. No director shall be elected for a term of office exceeding five years of office. The shareholders may, by special resolution, vary the term of office of any director; and

(3)   all directors are eligible for re-election or re-appointment.

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                                       20

14.2  CONSENT TO BE A DIRECTOR

No election, appointment or designation of an individual as a director is valid unless:

(1) that individual consents to be a director in the manner provided for in the Business Corporations Act;

(2) that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(3) with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3  FAILURE TO ELECT OR APPOINT DIRECTORS

If:

(1) the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2) the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)   the date on which his or her successor is elected or appointed; and

(4) the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4  PLACES OF RETIRING DIRECTORS NOT FILLED

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5  DIRECTORS MAY FILL CASUAL VACANCIES

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6  REMAINING DIRECTORS POWER TO ACT

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

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                                       21

14.7  SHAREHOLDERS MAY FILL VACANCIES

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8  ADDITIONAL DIRECTORS

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(1) one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(2) in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8. Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re-appointment.

14.9  CEASING TO BE A DIRECTOR

A director ceases to be a director when:

(1)   the term of office of the director expires;

(2)   the director dies;

(3) the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4)   the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10 REMOVAL OF DIRECTOR BY SHAREHOLDERS

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11 REMOVAL OF DIRECTOR BY DIRECTORS

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

15.   POWERS AND DUTIES OF DIRECTORS

15.1  POWERS OF MANAGEMENT

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2  APPOINTMENT OF ATTORNEY OF COMPANY

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

15.3 SETTING REMUNERATION OF AUDITOR

The directors may set the remuneration of the Company's auditor from time to time.

16.   DISCLOSURE OF INTEREST OF DIRECTORS

16.1  OBLIGATION TO ACCOUNT FOR PROFITS

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

16.2  RESTRICTIONS ON VOTING BY REASON OF INTEREST

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors' resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

16.3  INTERESTED DIRECTOR COUNTED IN QUORUM

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

16.4  DISCLOSURE OF CONFLICT OF INTEREST OR PROPERTY

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

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                                       23

16.5  DIRECTOR HOLDING OTHER OFFICE IN THE COMPANY

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.6  NO DISQUALIFICATION

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.7  PROFESSIONAL SERVICES BY DIRECTOR OR OFFICER

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

16.8  DIRECTOR OR OFFICER IN OTHER CORPORATIONS

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

17.   PROCEEDINGS OF DIRECTORS

17.1  MEETINGS OF DIRECTORS

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

17.2  VOTING AT MEETINGS

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting shall have a second or casting vote.

17.3  CHAIR OF MEETINGS

The following individual is entitled to preside as chair at a meeting of directors:

(1)   the chair of the board, if any;

(2) in the absence of the chair of the board, the president, if any, if the president is a director; or

(3)   any other director chosen by the directors if:

      (a) neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

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                                       24

      (b) neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

      (c) the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

17.4  MEETINGS BY TELEPHONE OR OTHER COMMUNICATIONS MEDIUM

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 18.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

17.5  CALLING OF MEETINGS

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

17.6  NOTICE OF MEETINGS

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors by any method set out in Article 24.1 or orally or by telephone.

17.7  WHEN NOTICE NOT REQUIRED

It is not necessary to give notice of a meeting of the directors to a director or an alternate director if:

(1) the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2) the director or alternate director, as the case may be, has waived notice of the meeting.

17.8  MEETING VALID DESPITE FAILURE TO GIVE NOTICE

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

17.9  WAIVER OF NOTICE OF MEETINGS

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, to his or her alternate director, and all

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                                       25

meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

17.10 QUORUM

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at a majority of the directors in office or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

17.11 VALIDITY OF ACTS WHERE APPOINTMENT DEFECTIVE

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12 CONSENT RESOLUTIONS IN WRITING

A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document, fax, email or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

18.   COMMITTEES

18.1  APPOINTMENT AND POWERS OF COMMITTEES

The directors may, by resolution:

(1) appoint one or more committees consisting of the director or directors that they consider appropriate;

(2) delegate to a committee appointed under paragraph (1) any of the directors' powers, except:

      (a)   the power to fill vacancies in the board of directors;

      (b)   the power to remove a director;

      (c) the power to change the membership of, or fill vacancies in, any committee of the directors; and

      (d)   the power to appoint or remove officers appointed by the directors;
            and

(3) make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors' resolution.

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                                       26

18.2  OBLIGATIONS OF COMMITTEES

Any committee appointed under Article 18.1, in the exercise of the powers delegated to it, must:

(1) conform to any rules that may from time to time be imposed on it by the directors; and

(2) report every act or thing done in exercise of those powers at such times as the directors may require.

18.3  POWERS OF BOARD

The directors may, at any time, with respect to a committee appointed under Articles 18.1:

(1) revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)   terminate the appointment of, or change the membership of, the committee;
      and

(3)   fill vacancies in the committee.

18.4  COMMITTEE MEETINGS

Subject to Article 18.2(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Article 18.1:

(1)   The committee may meet and adjourn as it thinks proper;

(2) the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3) a majority of the members of the committee constitutes a quorum of the committee; and

(4) questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

19.   OFFICERS

19.1  DIRECTORS MAY APPOINT OFFICERS

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

19.2  FUNCTIONS, DUTIES AND POWERS OF OFFICERS

The directors may, for each officer:

(1)   determine the functions and duties of the officer;

(2) entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(3) revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

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                                       27

19.3  QUALIFICATIONS

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

19.4  REMUNERATION AND TERMS OF APPOINTMENT

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors thinks fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

20.   INDEMNIFICATION

20.1  DEFINITIONS

In this Article 20:

(1) "eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2) "eligible proceeding" means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an "eligible party") or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company:

      (a)   is or may be joined as a party; or

      (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(3)   "expenses" has the meaning set out in the Business Corporations Act.

20.2  MANDATORY INDEMNIFICATION OF DIRECTORS AND FORMER DIRECTORS

Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3  INDEMNIFICATION OF OTHER PERSONS

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

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                                       28

20.4  NON-COMPLIANCE WITH BUSINESS CORPORATIONS ACT

The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

20.5  COMPANY MAY PURCHASE INSURANCE

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1) is or was a director, alternate director, officer, employee or agent of the Company;

(2) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3) at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4) at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

21.   DIVIDENDS

21.1  PAYMENT OF DIVIDENDS SUBJECT TO SPECIAL RIGHTS

The provisions of this Article 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

21.2  DECLARATION OF DIVIDENDS

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

21.3  NO NOTICE REQUIRED

The directors need not give notice to any shareholder of any declaration under
Article 21.2.

21.4  RECORD DATE

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

21.5  MANNER OF PAYING DIVIDEND

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

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                                       29

21.6  SETTLEMENT OF DIFFICULTIES

If any difficulty arises in regard to a distribution under Article 21.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(1)   set the value for distribution of specific assets;

(2) determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3) vest any such specific assets in trustees for the persons entitled to the dividend.

21.7  WHEN DIVIDEND PAYABLE

Any dividend may be made payable on such date as is fixed by the directors.

21.8  DIVIDENDS TO BE PAID IN ACCORDANCE WITH NUMBER OF SHARES

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

21.9  RECEIPT BY JOINT SHAREHOLDERS

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.10 DIVIDEND BEARS NO INTEREST

No dividend bears interest against the Company.

21.11 FRACTIONAL DIVIDENDS

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.12 PAYMENT OF DIVIDENDS

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

21.13 CAPITALIZATION OF SURPLUS

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

22    DOCUMENTS, RECORDS AND REPORTS

22.1  RECORDING OF FINANCIAL AFFAIRS

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

22.2  INSPECTION OF ACCOUNTING RECORDS

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

23.   NOTICES

23.1  METHOD OF GIVING NOTICE

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1) mail addressed to the person at the applicable address for that person as follows:

      (a) for a record mailed to a shareholder, the shareholder's registered address;

      (b) for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

      (c)   in any other case, the mailing address of the intended recipient;

(2) delivery at the applicable address for that person as follows, addressed to the person:

      (a) for a record delivered to a shareholder, the shareholder's registered address;

      (b) for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

      (c)   in any other case, the delivery address of the intended recipient;

(3) sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4) sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(5)   physical delivery to the intended recipient.

23.2  DEEMED RECEIPT OF MAILING

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

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                                       31

23.3  CERTIFICATE OF SENDING

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 24.1, prepaid and mailed or otherwise sent as permitted by Article 24.1 is conclusive evidence of that fact.

23.4  NOTICE TO JOINT SHAREHOLDERS

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

23.5  NOTICE TO TRUSTEES

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)   mailing the record, addressed to them:

      (a) by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

      (b) at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2) if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

24.   SEAL

24.1  WHO MAY ATTEST SEAL

Except as provided in Articles 24.2 and 24.3, the Company's seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1)   any two directors;

(2)   any officer, together with any director;

(3)   if the Company only has one director, that director; or

(4) any one or more directors or officers or persons as may be determined by the directors.

24.2  SEALING COPIES

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer.

24.3  MECHANICAL REPRODUCTION OF SEAL

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures

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                                       32

or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

25.   PROHIBITIONS

25.1  DEFINITIONS

In this Article 25:

(1)   "designated security" means:

      (a)   a voting security of the Company;

      (b) a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets; or

      (c) a security of the Company convertible, directly or indirectly, into a security described in paragraph (a) or (b);

(2)   "security" has the meaning assigned in the Securities Act (British
      Columbia);

(3)   "voting security" means a security of the Company that:

      (a)   is not a debt security, and

      (b) carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

25.2  APPLICATION

Article 25.3 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

25.3  CONSENT REQUIRED FOR TRANSFER OF SHARES OR DESIGNATED SECURITIES

No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

                                  SCHEDULE "A"
             TO THE ARTICLES OF OFFSHORE SYSTEMS INTERNATIONAL LTD.

             SPECIAL RIGHTS, PRIVILEGES, RESTRICTIONS AND PRIVILEGES
                          ATTACHED TO PREFERENCE SHARES

CLASS "A" PREFERENCE SHARES AND CLASS "B" PREFERENCE SHARES

1.1 The Class "A" Preference Shares and the Class "B" Preference Shares of the Company shall have the rights and shall be subject to the restrictions, conditions and limitations as follows:

      (a) The directors may issue the Class "A" Preference Shares in one or more series;

      (b) the directors may alter by resolution the Notice of Articles and Articles of the Company to fix the number of shares in, and to determine the designation of the shares of, each series of Class "A" Preference Shares;

      (c) the directors may alter by resolution the Notice of Articles and Articles of the Company to create, define and attach special rights and restrictions to the shares of each series of Class "A" Preference Shares, subject to the special rights and restrictions attached to the Class "A" Preference Shares by this section 1.1;

      (d) where the Class "A" Preference Shares or one or more series of Class "A" Preference Shares are entitled to cumulative dividends, and where cumulative dividends in respect of the Class "A" Preference Shares or a series of Class "A" Preference Shares are no paid in full, the Class "A" Preference Shares and all series of Class "A" Preference Shares entitled to cumulative dividends shall participate rateably in respect of accumulated dividends in accordance with the amounts that would be payable on those shares if all the accumulated dividends were paid in full;

      (e) where amounts payable on a winding-up, or on the occurrence of any other event as a result of which the holders of the Class "A" Preference Shares and all series of Class "A" Preference Shares are then entitled to a return of capital, are not paid in full, shall participate rateably in a return of capital in respect of Class "A" Preference Shares in accordance with the amounts that would be payable on the return of capital if all amounts so payable were paid in full;

      (f) no special rights or restrictions attached to a series of Class "A" Preference Shares shall confer on the series priority over another series of Class "A" Preference Shares the outstanding respecting (i) dividends, or (ii) a return of capital (A) on winding-up or (B) on the occurrence of another event that would result in the holders of all series of Class "A" Preference shares being entitled to a return of capital;

      (g) a directors' resolution pursuant to subsections 1.1(a), (b) or (c) may only be passed prior to the issue of shares of the series to which the resolution relates, and after the issue of shares of that series, the number of shares in, the designation of and special rights and restrictions attached to, that series may be added to, altered, varied or abrogated only pursuant to the provisions of the Business Corporations Act (British Columbia);

      (h) except as expressly provided in the special rights or restrictions which the directors may create, define or attach to any series of Class "A" Preference Shares, Class "A" Preference Shares and any series of Class "A" Preference Shares shall not confer on the holders thereof any right to notice of or to be present or to vote, either in person or by proxy, any general meeting other than a separate meeting of the holders of the Class "A" Preference Shares, or the holders of a series of Class "A" Preference Shares, as the case may be;

      (i) all of the provisions of this section 1.1 with respect to Class "A" Preference Shares, shall apply , mutatis mutandis, to the Class "B" Preference Shares, as if set out in full;

      (j) except as expressly provided in the special rights or restrictions which the directors may create, define or attach to any series of Class "A" Preference Shares or Class "B" Preference Shares the directors may declare dividends with respect to the common shares only or with respect to the any series of Class "A" Preference Shares only or with respect to any combination of two or more such classes or series of classes only.

1.2 Except as hereinafter provided, in the event of the liquidation, dissolution or winding-up of the Company or any distribution of its assets for the purpose of winding up its affairs, after the payment of dividends declared but unpaid, the holders of the Class "A" Preference Shares and the Class "B" Preference Shares shall be entitled pari passu to be paid such amount as the special rights and restrictions attached to such shares shall provide, and in the absence of any express provision with respect thereto the amount of capital paid up in respect thereof per share for each Class "A" Preference Share and each Class "B" Preference Share held by them, out of the assets of the Company in preference to and with priority over any payment or distribution of any capital asset or monies among the holders of any common shares of the Company, and after payment to the holders of the Class "A" Preference Shares and the Class "B" Preference Shares of the amount so payable to them, they shall not be entitled to share in any other distribution of the property or assets of the Company. The foregoing provisions of this section 1.2 shall apply to all of the Class "A" Preference Shares and the Class "B" Preference Shares, except as expressly provided in the special rights or restrictions which the directors may create, define or attach to any series of Class "A" Preference Shares or Class "B" Preference Shares.

CLASS "A" PREFERENCE SHARES SERIES A CONVERTIBLE

1.3 Subject to Sections 1.1 and 1.2 of this Schedule A, the Class "A" Preference shares Series A Convertible shall have the rights and shall be subject to the restrictions, conditions and limitations as follows:

      (a) Each Class "A" Preference shares Series A Convertible held shall entitle the holder thereof to one vote, either in person or by proxy at any general meeting of the Company;

      (b) The holders of the Class "A" Preference shares Series A Convertible shall have the right to convert fully paid Class "A" Preference shares Series A Convertible into Common Shares without par value in the capital of the Company on the basis of one (1) Common Share for each Class "A" Preference Series "A" Convertible Share converted;

      (c) The conversion right provided for herein may be exercised by notice in writing given to any Transfer Agent of the Company for the Class "A" Preference shares Series A Convertible accompanied by the certificate or certificates representing the Class "A" Preference shares Series A Convertible in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by the person or persons registered on the books of the Company as the holder of the Class "A" Preference shares Series A Convertible in respect of which such right is being exercised or by his or their duly authorized attorney and shall specify the number of Class "A" Preference shares Series A Convertible which the holder desires to have converted. Upon the transfer agent receiving such notice, the Company shall issue certificates for Common Shares at the rate hereinbefore provided and in accordance with the provisions hereof to the registered holder of the Class "A" Preference shares Series A Convertible represented by the certificate or certificates accompanying such notice, or such name or names as such registered holder may direct in writing. If less than all of the Class "A" Preference shares Series A Convertible represented by any certificate or certificates accompanying any such notice are to be converted, the holder shall be entitled to receive, a new certificate representing the Class "A" Preference shares Series A Convertible apprised in the certificate or certificates surrendered aforesaid which are not to be converted.

      (d) The registered holders of any Class "A" Preference shares Series A Convertible at the close of business on the record date for any dividend payable on such shares shall be entitled to such dividend notwithstanding that such shares are converted into Common Shares after such record date and before the payment date of such dividend. The registered holders of any Class "A" Preference shares Series A Convertible shall be entitled to receive in each calendar year, when, as and if declared by the board out of the net profits and surplus of the Company properly applicable to the payments of dividends, in priority to the Common Shares, non-cumulative dividends at a rate not exceeding $0.01 per Class "A" Preference Series "A" Convertible Share;

      (e) In the case of any Class "A" Preference shares Series A Convertible which may be called for redemption, the right of conversion thereof shall, notwithstanding anything herein contained, cease and terminate at the close of business on the third (3rd) business day prior to the date fixed for redemption, provided, however, that if the Company shall fail to redeem such Class "A" Preference shares Series A Convertible in accordance with the notice of redemption the right of conversion shall thereupon be restored and continue as before;

      (f) Subject as hereinafter provided in this sub-clause (g), the right of a holder of Class "A" Preference shares Series A Convertible to convert the same into Common Shares shall be deemed to have been exercised, and the registered holders of Class "A" Preference shares Series A Convertible so converted (or any person or persons in whose name or names any such registered holder of Class "A" Preference shares Series A Convertible shall have directed certificates representing Common Shares to be issued as provided in sub-clause
            (c) hereof) shall be deemed to have become holders of Common Shares of record of the Company for all purposes, on the respective dates of surrender of certificates representing the Class "A" Preference shares Series A Convertible to be converted accompanied by notice in writing as provided in sub-clause (c) hereof, notwithstanding any delay in the delivery of certificates representing the Common Shares into which such Class "A" Preference shares Series A Convertible have been converted;

      (g) (i) In the event of any subdivision and/or reclassification and/or change of the Common Shares while any of the Class "A" Preference shares Series A Convertible are outstanding into a greater number and/or a different class or classes of shares, the holder of any Class "A" Preference shares Series A Convertible exercising the conversion right attaching thereto at any time after such subdivision and/or reclassification and/or change shall be entitled to such additional number and/or different class or classes of shares as would have resulted from such subdivision and/or reclassification and/or change if the right of conversion had been exercised prior to the date of such subdivision and/or reclassification and/or change;

            (ii) In the event of any consolidation and/or reclassification and/or change of the Common Shares while any of the Class "A" Preference shares Series A Convertible are outstanding into a lesser number and/or different class or classes of shares, the holder of any Class "A" Preference shares Series A Convertible exercising the conversion right attaching thereto at any time after such consolidation and/or reclassification and/or change shall be entitled to such lesser number and/or different class or classes of shares as would have resulted from such consolidation and/or reclassification and/or change if the right of conversion had been exercised prior to the date of such consolidation and/or reclassification and/or change;

            (iii) If the holder of any Class "A" Preference shares Series A Convertible shall exercise the conversion right attaching thereto at any time after the payment by the Company of any dividend on the Common Shares payable in Common Shares of the Company or a dividend on the Common Shares payable at the option of the holders thereof either in Common Shares of the Company or in cash, such holder shall be entitled to the number of Common Shares which he would have entitled to on the exercise of such right of conversion of such Class "A" Preference shares Series A Convertible if such dividend had not been paid and, in addition, to such additional number of shares as would have been payable on the Common Shares which would have resulted from the exercise of such right of conversion if they had been outstanding on the record date for the payment of such dividend and if such holder had exercised any such option so as to be entitled to shares and not to cash;

            (iv) If any question shall at any time arise with respect to adjustments of the conversion right as aforesaid, such question shall be conclusively determined by the Auditors of the Company and any such determination shall be binding upon the Company and all Transfer Agents and all shareholders of the Company; and

            (v) If the Company proposes to issue subscription warrants, or other rights, to the holders of its Common Shares generally to purchase shares or other securities of the Company or of any other corporation, the company shall so notify each registered holder of Class "A" Preference shares Series A Convertible by written notice given at least thirty (30) days prior to the dated fixed by the Company as the record date in connection with the issue of such subscription warrants, or other rights, to purchase shares or other securities;

      (h) The Company shall not issue fractional shares upon any conversion but in lieu thereof the Company shall issue bearer non-voting and non-dividend bearing fractional certificates in a form approved by the board of directors; and

      (i) All shares resulting from any conversion of Class "A" Preference shares Series A Convertible into common Shares (including whole Common Shares resulting from conversions) shall be fully paid and non-assessable; nothing herein contained shall affect or restrict the right of the Company to increase the number of its Common Shares in accordance with the provisions of the Business Corporations Act and to issue such shares from time to time.

CLASS B SERIES 1 PREFERENCE SHARES

2.1 The Class B Series 1 Preference Shares of the Company shall carry and have attached thereto the following rights, privileges, restrictions and conditions:

2.1.1 INTERPRETATION

      (a) Definitions. For the purposes of this Section 2.1, unless the context otherwise requires:

            (i) "ACT" means the Business Corporations Act of British Columbia, as the same may be amended, re-enacted or replaced from time to time;

            (ii) "BOARD" means the board of directors of the Company for the time being or, if duly constituted and empowered, any executive committee of the board of directors of the Company for the time being;

            (iii) "BUSINESS DAY" means a day other than a Saturday, Sunday or a day on which banks are not open for business in the Province of British Columbia;

            (iv) "CLASS B SERIES 1 PREFERENCE SHARES" means the Class B Series 1 Preference Shares in the capital of the Company;

            (v) "CLASS B SERIES 1 PREFERENCE SHARE CONVERSION AMOUNT" means $1.10, as adjusted from time to time pursuant to Section 23.04.3;

            (vi) "CLASS B SERIES 1 PREFERENCE SHARE CONVERSION RATE" means the number of Common Shares into which each Class B Series 1 Preference Share is convertible, which, subject to adjustment pursuant to Section 2.1.3, shall be 45.5 Common Shares;

            (vii) "CLOSING TRADING PRICE" means, at any date, the closing trading price of the Common Shares on the Toronto Stock Exchange or such other stock exchange which constitutes the principal trading market (by volume) for the Common Shares (or if not listed on any stock exchange then on any over-the-counter market on which the Common Shares are traded);

            (viii) "COMMON SHARE REORGANIZATION" means a subdivision of the outstanding Common Shares into a greater number of Common Shares, a consolidation of the outstanding Common Shares into a lesser number of Common Shares, a re-classification of the Common Shares or an issuance of Common Shares or securities convertible into Common Shares ("CONVERTIBLE SECURITIES") by way of stock dividend or other distribution payable in Common Shares or Convertible Securities;

            (ix) "COMMON SHARES" means the common shares in the capital of the Company;

            (x)    "CONVERSION EVENT" means either of the following events:

                   A. at any time after 13 months following the Initial Issuance Date, the Closing Trading Price of the Common Shares being greater than 200% of the Class B Series 1 Preference Share Conversion Amount for a period of at least twenty consecutive trading days on each of which at least 500 Common Shares are traded in board lots; and

                   B. the sale by the Company at any time of its Common Shares in a "bought deal" firm public underwritten offering in which (a) the offering price of the Common Shares is greater than 200% of the Class B Series 1 Preference Share Conversion Amount and (b) the aggregate gross proceeds of such offering are greater than US$40,000,000;

            (xi) "CURRENT MARKET PRICE" means, at any date, the weighted average price per Common Share at which the Common Shares have traded on the Toronto Stock Exchange or such other stock exchange which constitutes the principal trading market (by volume) for the Common Shares (or if not so listed on any stock exchange then on any over-the-counter market on which the Common Shares are traded) during the 20 consecutive trading days (on each of which at least 500

                   Common Shares are traded in board lots) ending the fifth trading day before such date, and the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold in board lots on the exchange or market, as the case may be, during the 20 consecutive trading days by the number of Common Shares sold; or if at any time the Common Shares are not listed on an exchange or trading on any over-the-counter market, the Current Market Price shall be determined in good faith by the Board;

            (xii) "DISSOLUTION EVENT" means the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

            (xiii) "DIVIDEND CONVERSION RATE" means a number of Common Shares issuable upon conversion of Class B Series 1 Preference Shares equal to the quotient obtained when the amount of accrued and unpaid dividends on the Class B Series 1 Preference Shares so converted is divided by an amount equal to the then Current Market Price of the Common Shares on the day the Holder's Conversion Notice is given, less the maximum discount permitted under the rules and policies of any exchange on which the Common Shares are then listed or quoted for trading; provided that if no maximum discount is prescribed under such rules and policies of such exchange, the maximum discount will be as follows:

                                        MAXIMUM DISCOUNT
CURRENT MARKET PRICE                        THEREFROM
    $0.50 or less                              25%
    $0.51 to $2.00                             20%
       Above $2.00                             15%

             (xiv) "INITIAL ISSUANCE DATE" means the first date upon which any Class B Series 1 Preference Shares are issued;

             (xv) "ORIGINAL PURCHASE PRICE" means $50.00 per Class B Series 1 Preference Share;

             (xvi) "REDEMPTION AMOUNT" in respect of a Class B Series 1 Preference Share means the sum of:

                    A.  the Original Purchase Price; and

                    B. all accrued and unpaid dividends on such number of Class B Series 1 Preference Shares redeemed;

             (xvii) "RIGHTS OFFERING" means the issuance of rights, options or warrants to all or substantially all the holders of Common Shares entitling them, for a period expiring not more than 45 days after a record date set for such purpose, to subscribe for or purchase Common Shares or Convertible Securities at a price per share (or having a conversion or exchange price per share) of less than 95% of the Current Market Price of the Common Shares on such record date; and

            (xviii) "SHARES" means collectively the Common Shares, the Class A Preference Shares Series A Convertible and the Class B Series 1 Preference Shares and other equity securities of the Company currently authorized, and also includes:

                     A. any additional shares or equity securities of the Company which may hereafter be created;

                     B. any shares or equity securities of the Company into which shares or equity securities then authorized may be converted, reclassified, redesignated, subdivided, consolidated or otherwise changed;

                     C. any shares or equity securities of the Company or of any successor or other body corporate which may be received by the holders of shares on a merger, amalgamation, arrangement or other reorganization of or including the Company; and

                     D. any securities of the Company which may now or hereafter be convertible into or exchangeable for currently authorized shares of the Company or shares or equity securities referred to in A, B or C above.

      (b) Number and Gender. Words importing the singular number only include plural and vice versa and words importing one gender include all genders.

      (c) Currency. All monetary amounts referred to herein are expressed in Canadian funds unless otherwise stipulated.

      (d) Non-Business Days. In the event that any date on or by which any action is required to be taken by the Company or any shareholder of the Company is not a Business Day, such action shall be required to be taken on or by the next following Business Day.

2.1.2 RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

      (a) Cumulative Dividends. The holders of Class B Series 1 Preference Shares shall be entitled to receive and the Board shall, subject to the Act, declare and the Company shall pay in priority and in preference to any Shares of any other class, fixed preferential cumulative dividends at the rate of 6% per annum on the Original Purchase Price out of moneys of the Company properly applicable to the payment of dividends. Such dividends shall accrue daily from the Initial Issuance Date and shall be payable semi-annually on May 31 and November 30 of each year in which such dividends are declared. The Board shall be entitled from time to time to declare part of the cumulative dividend for any fiscal year, notwithstanding that such dividend for such financial year shall not be declared in full. If on any dividend payment date the dividend payable on such date is not paid in full because the Company is prohibited from doing so under the Act, such dividends, or the unpaid part thereof shall be paid as soon as the Company shall have sufficient moneys properly applicable to the payment of same. No dividends shall be declared on Shares of any other class of the Company unless and until all accrued and unpaid dividends on the Class B Series 1 Preference Shares have been paid in full. The holders of the Class B Series 1 Preference Shares shall not be entitled to any dividends other than or in excess of the cumulative dividends hereinbefore provided for.

      (b) Voting Rights. The holders of the Class B Series 1 Preference Shares shall be entitled to receive notice of and to attend all meetings of the members of the Company, except class or series meetings of shareholders of another class or series of shares of the Company, and at all such meetings will be entitled to one vote, either in person or by proxy, for each Class B Series 1 Preference Share held.

      (c) Entitlement on Dissolution Event. Upon the occurrence of a Dissolution Event, each registered holder of the Class B Series 1 Preference Shares shall be entitled to receive, in priority and in preference to any distribution of any of the Company's assets to the holders of Shares of any other class, an amount in respect of each Class B Series 1 Preference Shares then held by such holder equal to the Original Purchase Price plus all accrued and unpaid dividends thereon. After payment to the holders of the Class B Series 1 Preference Shares of the amounts so payable to them as provided above, the holders of the Class B Series 1 Preference Shares will not be entitled to share any further in the distribution of the remaining property and assets of the Company.

      (d)   Redemption by Company.

            (i) Right of Redemption. The Company may, at any time and from time to time after the fifth anniversary of the Initial Issuance Date, subject to section 2.1.2(d)(iii), redeem all or any portion of the then outstanding Class B Series 1 Preference Shares on payment of the Redemption Amount for each Class B Series 1 Preference Share to be redeemed.

            (ii) Redemption Notice. If the Company wishes to redeem any Class B Series 1 Preference Shares pursuant to this section 2.1.2(d), the Company shall, not less than 21 days (the "REDEMPTION NOTICE PERIOD") before the date specified for the redemption, deliver to each person who is a registered holder of Class B Series 1 Preference Shares a notice in writing (the "REDEMPTION NOTICE") indicating the Company's intention to redeem the whole or part of the Class B Series 1 Preference Shares. Such notice shall set out the Redemption Amount, the date on which redemption is to take place (the "REDEMPTION DATE") and, if only part of the Class B Series 1 Preference Shares held by the holder are to be redeemed, the number thereof to be redeemed. If a part only of the then outstanding Class B Series 1 Preference Shares are to be redeemed, such Class B Series 1 Preference Shares shall be selected from the outstanding Class B Series 1 Preference Shares then held by each registered holder on a pro rata basis (disregarding fractions).

            (iii) Holder's Right to Convert. A registered holder of Class B
                  Series 1 Preference Shares shall be entitled to exercise such holder's right of conversion pursuant to Section 2.1.2(e) hereof for a period of 20 days after receipt of a Redemption Notice.

            (iv) Redemption of Shares. On the Redemption Date, the Company shall pay or cause to be paid to or to the order of each registered holder of the Class B Series 1 Preference Shares to be redeemed (the "CALLED SHARES") the aggregate Redemption Amount for such registered holder's Called Shares on presentation and surrender at the registered office of the Company or any other place designated in such notice of the certificates representing the Called Shares. Such payment shall be made by cash, certified cheque, bank draft or solicitor's trust cheque at any branch of the Company's principal bank in Canada (or, if all of the holders of the Class B Series 1 Preference Shares consent, by any other means) and delivered to the registered holder at its last known address shown on the Company's register of members. Effective upon payment in full of the Redemption Amount by the Company, such Class B Series 1 Preference Shares shall be redeemed and shall be cancelled. If only part of the Class B Series 1 Preference Shares represented by any certificate is redeemed, a new certificate for the balance shall promptly be issued and delivered to the registered holder at the expense of the Company. If any holders (the "DELINQUENT HOLDERs") of any of the Called Shares fail to present the certificates representing such shares on or before the Redemption Date, the Company shall have the right to deposit promptly the aggregate Redemption Amount for the Called Shares of the Delinquent Holders to a special account at any chartered bank or trust company in Canada, to be paid proportionately without interest to the respective Delinquent Holders upon presentation and surrender of the certificates representing such holders' Called Shares. Upon such deposit being made, the Called Shares in respect of which such deposit shall have been made shall be deemed to be redeemed, shall be cancelled and the rights of the holders thereof after such deposit shall be limited to receiving, without interest, their proportionate part of the total applicable Redemption Amount so deposited against presentation and surrender of the certificates held by them respectively. Interest on any such funds shall accrue to the benefit of the Company.

(e)   Conversion for Common Shares.

      (i) Optional Conversion by Holders. Registered holders of the Class B Series 1 Preference Shares shall have the right at any time and from time to time, except as hereinafter provided, to convert any or all of the Class B Series 1 Preference Shares into such number of Common Shares equal to the sum of the number of Common Shares issuable at the Class B Series 1 Preference Share Conversion Rate and the number of Common Shares issuable at the Dividend Conversion Rate (or such lesser number of Common Shares as the holder, in its sole discretion, elects to receive). Any registered holder may exercise such conversion right by delivering to the Company a notice in writing (a "HOLDER'S CONVERSION NOTICE") specifying the number of Class B Series 1 Preference Shares which the holder desires to convert, together with the share certificate or certificates representing such Class B Series 1 Preference Shares duly endorsed for transfer. The Holder's Conversion Notice shall be signed by such holder or his or her duly authorized attorney or agent. If less than all of the Class B Series 1 Preference Shares represented by a holder's certificate are to be converted, the Company shall issue and deliver to the holder, at the expense of the Company, a new certificate representing the Class B Series 1 Preference Shares comprised in the certificate surrendered which are not to be converted.

      (ii) Mandatory Conversion at Option of Company. The Company may within three Business Days, from and after the occurrence of a Conversion Event described in section 2.1.1(x)(A), or within ten Business Days from and after the occurrence of a Conversion Event described in section 2.1.1(x)(B), require each holder of issued and outstanding Class B Series 1 Preference Shares to convert all or a portion of such shares into Common Shares at the Class B Series 1 Preference Share Conversion Rate. The Company may exercise such right by giving written notice (a "COMPANY CONVERSION NOTICE") to each registered holder of Class B Series 1 Preference Shares of the Company's intention to so require conversion, which Conversion Notice, to be valid, must be signed by a duly authorized director or senior of the Company. If only a part of the Class B Series 1 Preference Shares held by a holder are to be converted, the Company Conversion Notice shall stipulate the number to be so converted. In the event that a Company Conversion Notice is so given, the conversion of the outstanding Class B Series 1 Preference Shares into Common Shares shall be effective for all purposes as at 5:00 p.m. (Pacific Time) on the date specified in the Company's Conversion Notice, which date shall not be less than three Business Days and not greater than 10 Business Days following the date upon which the Company's Conversion Notice is delivered to the holder of Class B Series 1 Preference Shares. If a part only of the then outstanding Class B Series 1 Preference Shares are at any time to be converted, the Class B Series 1 Preference Shares so to be converted shall be selected from the outstanding Class B Series 1 Preference Shares held by each holder on a pro rata basis (disregarding fractions). Promptly upon receipt of a Company Conversion Notice, the holder shall deliver the certificate or certificates representing the Class B Series 1 Preference Shares so converted to the Company. If less than all of the Class B Series 1 Preference Shares represented by a holder's certificate are to be converted, the Company shall issue and deliver to the holder, at the expense of the Company, a new certificate representing the Class B Series 1 Preference Shares comprised in the certificate surrendered which are not to be converted. The failure of a holder to tender the certificates representing its Class B Series 1 Preference Shares following receipt of a Company Conversion Notice shall not affect the Company's right to cancel such Class B Series 1 Preference Shares pursuant to such conversion in accordance with the provisions hereof.

      (iii) Payment of Dividends on Conversion. Concurrently with the mandatory conversion of any Class B Series 1 Preference Shares in accordance with clause (ii) above, the Company shall pay to the registered holders of the Class B Series 1 Preference Shares so converted any and all accrued but unpaid dividends thereon up to the date of conversion.

      (iv) Conversion Procedures. Common Shares issued as a result of any conversion of Class B Series 1 Preference Shares shall be fully paid and non-assessable Common Shares. On any conversion of the Class B Series 1 Preference Shares the share certificates representing Common Shares resulting therefrom shall be issued in the name of the registered holder of the Class B Series 1 Preference Shares converted, and such certificates shall be delivered to such registered holder upon surrender to the Company of the certificates representing the Class B Series 1 Preference Shares so converted. The certificates representing the Class B Series 1 Preference Shares so converted shall be cancelled by the Company at the time of issuance of the certificates representing the Common Shares as aforesaid.

      (v) Fractional Shares. No fractional share shall be issued as a result of any conversion of Class B Series 1 Preference Shares pursuant to this Section 2.1.2(e). To the extent that the effect of the conversion would otherwise result in any holder receiving a fractional share the number of Common Shares issued to such holder (and reflected on any share certificate) shall be rounded up to the next whole number.

      (vi) Reservation of Common Shares. So long as any Class B Series 1 Preference Shares are outstanding and entitled to the right of conversion herein provided, the Company shall at all times allot, reserve and hold out of its unissued Common Shares a sufficient number of unissued Common Shares to enable all of the Class B Series 1 Preference Shares to be converted upon the basis and upon the terms and conditions provided herein.

2.1.3 ADJUSTMENT OF CONVERSION RATE AND CONVERSION AMOUNT

      (f) Adjustments for Common Share Reorganization. If and whenever at any time and from time to time on or after the Initial Issuance Date the Company shall undergo a Common Share Reorganization, from and after the close of business (Pacific Time) on the record date on which the holders of Common Shares are determined for the purpose of such Common Share Reorganization, in the case of a stock dividend or other distribution, or on the effective date, in the case of a subdivision or consolidation, the Class B Series 1 Preference Share Conversion Rate that would otherwise apply pursuant to any conversion pursuant to the provisions hereof in the absence of this
            Section 2.1.3(a) will be adjusted by multiplying such Class B Series 1 Preference Share Conversion Rate by the quotient obtained when:

            (i) the total number of Common Shares outstanding after the completion of such Common Share Reorganization (but before giving effect to the issue of any Common Shares issued after such record date otherwise than as part of such Common Share Reorganization);

            is divided by:

            (ii) the number of Common Shares outstanding at the close of business on such record date before giving effect to the Common Share Reorganization,

            and the Class B Series 1 Preference Share Conversion Amount shall be adjusted by multiplying such Class B Series 1 Preference Share Conversion Amount by the quotient obtained when the amount referred to in subsection (a)(ii) above is divided by the amount referred to in subsection (a)(i) above. The number of Common Shares outstanding shall include the deemed conversion into or exchange for Common Shares of any Convertible Securities distributed by way of stock dividend or other such distribution.

      (g) Adjustments for Rights Offering. If and whenever at any time and from time to time on or after the Initial Issuance Date the Company shall undergo a Rights Offering, from and after the close of business (Pacific Time) on the record date on which the holders of Common Shares are determined for the purpose of such Rights Offering, the Class B Series 1 Preference Share Conversion Amount shall be adjusted so that it shall equal the price determined by multiplying the Class B Series 1 Preference Share Conversion Amount in effect on such record date by a fraction:

            (i) the numerator of which shall be the aggregate of: (A) the number of Common Shares outstanding on such record date; and
                  (B) a number determined by dividing whichever of the following is applicable by the Current Market Price of the Common Shares on the record date: (1) the amount obtained by multiplying the number of Common Shares which the holders of Common Shares are entitled to subscribe for or purchase by the subscription or purchase price; or (2) the amount obtained by multiplying the maximum number of Common

                  Shares which the holders of Common Shares are entitled to receive on the conversion or exchange of the Convertible Securities by the conversion or exchange price per share; and

            (ii) the denominator of which shall be the aggregate of: (A) the number of Common Shares outstanding on such record date; and
                  (B) whichever of the following is applicable: (1) the number of Common Shares which the holders of Common Shares are entitled to subscribe for or purchase; or (2) the maximum number of Common Shares which the holders of Common Shares are entitled to receive on the conversion or exchange of the Convertible Securities.

                  If a rights offering results in an adjustment to the class B Series 1 Preference Share Conversion Amount pursuant to the provisions of this section 2.1.3(b), the Class B Series 1 Preference Share Conversion Rate shall be adjusted contemporaneously with the adjustment of the Class B Series 1 Preference Share Conversion Amount by multiplying the Class B Series 1 Preference Share Conversion Rate in effect prior to such adjustment by a fraction, the numerator of which shall be the Class B Series 1 Preference Share Conversion Amount in effect immediately prior to such adjustment and the denominator of which shall be the Class B Series 1 Preference Share Conversion Amount resulting from such adjustment.

                  To the extent that such Rights Offering is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Class B Series 1 Preference Share Conversion Amount and Class B Series 1 Preference Share Conversion Rate shall then be readjusted to the Class B Series 1 Preference Share Conversion Amount and Class B Series 1 Preference Share Conversion Rate which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

      (h) Adjustments for Reclassification. If and whenever at any time and from time to time on or after the Initial Issuance Date there is any reclassification of the Common Shares or change of the Common Shares into other shares, or in case of the consolidation, merger, reorganization or amalgamation of the Company with or into any other corporation or entity which results in any reclassification of the Common Shares or a change of the Common Shares into other shares, or in case of any transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another person (any such event a "RECLASSIFICATION"), there shall thereafter be deliverable upon the conversion of the Class B Series 1 Preference Shares the number of shares or other securities or property to which the holder of the number of Common Shares which would otherwise have been deliverable upon the conversion of the Class B Series 1 Preference Shares at the time would have been entitled upon such Reclassification.

      (i) Other Adjustments. In case the Company after the Initial Issuance Date shall take any action affecting the Common Shares, other than action elsewhere described in this Section 23.04.3, which in the opinion of the directors of the Company, acting reasonably, would materially adversely affect the rights of the holders of the Class B Series 1 Preference Shares, the Class B Series 1 Preference Share Conversion Amount or the Class B Series 1 Preference Share Conversion Rate shall be adjusted in such manner, if any, and at such time, by action by the directors, acting reasonably and equitably in the circumstances.

      (j)   Successive Adjustments. The adjustments provided in this Section
            2.1.3 are cumulative and shall apply to successive Common Share Reorganizations.

      (k) Resolution of Calculation and Adjustment Questions. If at any time a question arises with respect to adjustments or calculations made under this section 2.1.3, such questions shall be determined by the independent auditors of the Company whose determination shall be conclusive and binding upon the Company and all holders of Class B Series 1 Preference Shares.

2.1.4 NOTICES

Notwithstanding any other provision of the Articles any notice or delivery required or permitted to be given or made by the Company to a registered holder of Class B Series 1 Preference Shares or vice versa pursuant to the provisions of this Article 23.04 shall be in writing and shall be made or given by delivering the same manually or by mailing the same by prepaid registered post to the intended recipient. The Company's address for service shall be its registered office in British Columbia. Each registered holder's address for service shall be its most recent address shown in the register of members of the Company maintained by the Company's registrar and transfer agent. Any such notice shall be deemed to have been given on the date of delivery, if delivered, or if mailed by prepaid registered post, on the fourth business day after and excluding the date of mailing.

CLASS B SERIES 2 PREFERENCE SHARES

2.2 The Class B Series 2 Preference Shares of the Company shall carry and have attached thereto the following rights, privileges, restrictions and conditions:

2.2.1 INTERPRETATION

(a) Definitions. For the purposes of this section 2.2, unless the context otherwise requires:

      (i) "ACT" means the British Columbia Business Corporations Act, as the same may be amended, re-enacted or replaced from time to time;

      (ii) "BOARD" means the board of directors of the Company for the time being or, if duly constituted and empowered, any executive committee of the board of directors of the Company for the time being;

      (iii) "BUSINESS DAY" means a day other than a Saturday, Sunday or a day on which banks are not open for business in the Province of British Columbia;

      (iv) "CLASS B SERIES 2 PREFERENCE SHARES" means the Class B Series 2 Preference Shares in the capital of the Company;

      (v) "CLASS B SERIES 2 PREFERENCE SHARE CONVERSION AMOUNT" means in the case of any exercise by a registered holder of the Class B Series 2 Preference Shares of his conversion rights, a fixed amount of $0.85; provided that such conversion amount shall be subject to adjustment from time to time pursuant to Section 2.2.3

      (vi) "CLASS B SERIES 2 PREFERENCE SHARE CONVERSION RATE" means the number of Common Shares into which each Class B Series 2 Preference Share is convertible, which, subject to adjustment pursuant to Section 2.2.3, shall be the amount determined by dividing the Original Purchase Price by the Class B Series 2 Preference Share Conversion Amount;

      (vii) "CLOSING TRADING PRICE" means, at any date, the closing trading price of the Common Shares on the Toronto Stock Exchange or such other stock exchange which constitutes the principal trading market (by volume) for the Common Shares (or if not listed on any stock exchange then on any over-the-counter market on which the Common Shares are traded);

      (viii) "COMMON SHARE REORGANIZATION" means a subdivision of the outstanding Common Shares into a greater number of Common Shares, a consolidation of the outstanding Common Shares into a lesser number of Common Shares, a re-classification of the Common Shares or an issuance of Common Shares or securities convertible into Common Shares ("CONVERTIBLE SECURITIES") by way of stock dividend or other distribution payable in Common Shares or Convertible Securities;

      (ix) "COMMON SHARES" means the common shares in the capital of the Company;

      (x)   "CONVERSION EVENT" means either of the following events:

            A. at any time after 12 months following the Initial Issuance Date, the Closing Trading Price of the Common Shares has been greater than 250% of the Class B Series 2 Preference Share Conversion Amount for a period of at least twenty consecutive trading days on each of which at least 500 Common Shares are traded in board lots; and

            B. the sale by the Company at any time of its Common Shares in a "firm commitment" underwritten public offering in which (a) the offering price of the Common Shares is greater than 200% of the Class B Series 2 Preference Share Conversion Amount,
                  (b) the aggregate gross proceeds of such offering are greater than CDN$40,000,000; and the Common Shares into which the Class B Series 2 Preference Shares are convertible are freely tradable at the time of closing of such offering.

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                                       49

      (xi) "CURRENT MARKET PRICE" means, at any date, the weighted average price per Common Share at which the Common Shares have traded on the Toronto Stock Exchange or such other stock exchange which constitutes the principal trading market (by volume) for the Common Shares (or if not so listed on any stock exchange then on any over-the-counter market on which the Common Shares are traded) during the 5 consecutive trading days (on each of which at least 500 Common Shares are traded in board lots) ending the fifth trading day before such date, and the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold in board lots on the exchange or market, as the case may be, during the 5 consecutive trading days by the number of Common Shares sold; or if at any time the Common Shares are not listed on an exchange or trading on any over-the-counter market, the Current Market Price shall be determined in good faith by the Board;

      (xii) "DISSOLUTION EVENT" means the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

      (xiii) "INITIAL ISSUANCE DATE" means the first date upon which any Class B Series 2 Preference Shares are issued;

      (xiv) "ORIGINAL PURCHASE PRICE" means $50.00 per Class B Series 2 Preference Share;

      (xv) "REDEMPTION AMOUNT" in respect of a Class B Series 2 Preference Share means the sum of (i) 120% of the Original Purchase Price, plus
            (ii) all accrued and unpaid dividends on such number of Class B Series 2 Preference Shares redeemed;

      (xvi) "RIGHTS OFFERING" means the issuance of rights, options or warrants to all or substantially all the holders of Common Shares entitling them, for a period expiring not more than 45 days after a record date set for such purpose, to subscribe for or purchase Common Shares or Convertible Securities at a price per share (or having a conversion or exchange price per share) of less than 95% of the Current Market Price of the Common Shares on such record date; and

      (xvii) "SHARES" means collectively the Common Shares, the Class A Preference Shares Series A Convertible, the Class B Series 1 Preference Shares, the Class B Series 2 Preference Shares, and other equity securities of the Company currently authorized, and also includes:

            A. any additional shares or equity securities of the Company which may hereafter be created;

            B. any shares or equity securities of the Company into which shares or equity securities then authorized may be converted, reclassified, redesignated, subdivided, consolidated or otherwise changed;

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                                       50

            C. any shares or equity securities of the Company or of any successor or other body corporate which may be received by the holders of shares on a merger, amalgamation, arrangement or other reorganization of or including the Company; and

            D. any securities of the Company which may now or hereafter be convertible into or exchangeable for currently authorized shares of the Company or shares or equity securities referred to in A, B or C above.

(b) Number and Gender. Words importing the singular number only include plural and vice versa and words importing one gender include all genders.

(c) Currency. All monetary amounts referred to herein are expressed in Canadian funds unless otherwise stipulated.

(d) Non-Business Days. In the event that any date on or by which any action is required to be taken by the Company or any shareholder of the Company is not a Business Day, such action shall be required to be taken on or by the next following Business Day.

2.2.2 RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

(l) Cumulative Dividends. The holders of Class B Series 2 Preference Shares shall be entitled to receive and the Board shall, subject to the Act, declare and the Company shall pay in priority and in preference to any Shares of any other class, fixed preferential cumulative dividends at the rate of 7% per annum on the Original Purchase Price out of moneys of the Company properly applicable to the payment of dividends. Such dividends shall accrue daily from the Initial Issuance Date and shall be payable semi-annually on May 31 and November 30 of each year in which such dividends are declared. The Board shall be entitled from time to time to declare part of the cumulative dividend for any fiscal year, notwithstanding that such dividend for such financial year shall not be declared in full. If on any dividend payment date the dividend payable on such date is not paid in full because the Company is prohibited from doing so under the Act, such dividends, or the unpaid part thereof, shall be paid as soon as the Company shall have sufficient moneys properly applicable to the payment of same. No dividends shall be declared on Shares of any other class of the Company unless and until all accrued and unpaid dividends on the Class B Series 2 Preference Shares have been paid in full. The holders of the Class B Series 2 Preference Shares shall not be entitled to any dividends other than or in excess of the cumulative dividends hereinbefore provided for.

(m) Voting Rights. The holders of the Class B Series 2 Preference Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Company, except class or series meetings of shareholders of another class or series of shares of the Company, and at all such meetings will be entitled to one vote, either in person or by proxy, for each Class B Series 2 Preference Share held.

(n) Entitlement on Dissolution Event. Upon the occurrence of a Dissolution Event, each registered holder of the Class B Series 2 Preference Shares shall be entitled to receive, in priority and in preference to any distribution of any of the Company's assets to the holders of Shares of any other class, an amount in respect of each Class B Series 2

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                                       51

      Preference Shares then held by such holder equal to the Original Purchase Price plus all accrued and unpaid dividends thereon. After payment to the holders of the Class B Series 2 Preference Shares of the amounts so payable to them as provided above, the holders of the Class B Series 2 Preference Shares will not be entitled to share any further in the distribution of the remaining property and assets of the Company.

(o)   Redemption.

      (i) Right of Redemption After Three Years. The Company may (but is in no way obligated), at any time and from time to time after the third anniversary of the Initial Issuance Date, subject to section 2.2.2(d)(iii), redeem all or any portion of the then outstanding Class B Series 2 Preference Shares on payment of the Redemption Amount for each Class B Series 2 Preference Share to be redeemed.

      (ii) Redemption Notice by Company . If the Company wishes to redeem any Class B Series 2 Preference Shares pursuant to its rights under this section 2.2.2(d), the Company shall, not less than 21 days before the date specified for the redemption, (the "REDEMPTION NOTICE PERIOD"), deliver to each registered holder of Class B Series 2 Preference Shares a notice in writing (the "REDEMPTION NOTICE") indicating the Company's intention to redeem the whole or part of the Class B Series 2 Preference Shares. Such notice shall set out the Redemption Amount, the date on which redemption is to take place (the "REDEMPTION DATE") and, if only part of the Class B Series 2 Preference Shares held by the holder are to be redeemed, the number thereof to be redeemed. If a part only of the then outstanding Class B Series 2 Preference Shares are to be redeemed, such Class B Series 2 Preference Shares shall be selected from the outstanding Class B Series 2 Preference Shares then held by each registered holder on a pro rata basis (disregarding fractions).

      (iii) Holder's Right to Convert. A registered holder of Class B Series 2 Preference Shares shall be entitled to exercise such holder's right of conversion pursuant to Section 2.2.2(e) hereof for a period of 20 days after receipt of a Redemption Notice.

      (iv) Redemption of Shares. On the Redemption Date, the Company shall pay or cause to be paid to or to the order of each registered holder of the Class B Series 2 Preference Shares to be redeemed (the "CALLED SHARES") the aggregate Redemption Amount for such registered holder's Called Shares on presentation and surrender at the registered office of the Company or any other place designated in such notice of the certificates representing the Called Shares. Such payment shall be made by cash, certified cheque, bank draft or solicitor's trust cheque at any branch of the Company's principal bank in Canada (or, if all of the holders of the Class B Series 2 Preference Shares consent, by any other means) and delivered to the registered holder at its last known address shown on the Company's central securities register. Effective upon payment in full of the Redemption Amount by the Company, such Class B Series 2 Preference Shares shall be redeemed and shall be cancelled. If only

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                                       52

            part of the Class B Series 2 Preference Shares represented by any certificate is redeemed, a new certificate for the balance shall promptly be issued and delivered to the registered holder at the expense of the Company. If any holders (the "DELINQUENT HOLDERs") of any of the Called Shares fail to present the certificates representing such shares on or before the Redemption Date, the Company shall have the right to deposit promptly the aggregate Redemption Amount for the Called Shares of the Delinquent Holders to a special account at any chartered bank or trust company in Canada, to be paid proportionately without interest to the respective Delinquent Holders upon presentation and surrender of the certificates representing such holders' Called Shares. Upon such deposit being made, the Called Shares in respect of which such deposit shall have been made shall be deemed to be redeemed, shall be cancelled and the rights of the holders thereof after such deposit shall be limited to receiving, without interest, their proportionate part of the total applicable Redemption Amount so deposited against presentation and surrender of the certificates held by them respectively. Interest on any such funds shall accrue to the benefit of the Company.

(e)   Conversion for Common Shares.

            (i) Optional Conversion by Holders. Registered holders of the Class B Series 2 Preference Shares shall have the right at any time and from time to time, except as hereinafter provided, to convert any or all of the Class B Series 2 Preference Shares into the number of Common Shares issuable at the Class B Series 2 Preference Share Conversion Rate, subject to clause (v) and Section 2.2.2(f) below (or such lesser number of Common Shares as the holder, in its sole discretion, elects to receive). Any registered holder may exercise such conversion right by delivering to the Company a notice in writing (a "HOLDER'S CONVERSION NOTICE") specifying the number of Class B Series 2 Preference Shares which the holder desires to convert, together with the share certificate or certificates representing such Class B Series 2 Preference Shares duly endorsed for transfer. The Holder's Conversion Notice shall be signed by such holder or his or her duly authorized attorney or agent. If less than all of the Class B Series 2 Preference Shares represented by a holder's certificate are to be converted, the Company shall issue and deliver to the holder, at the expense of the Company, a new certificate representing the Class B Series 2 Preference Shares comprised in the certificate surrendered which are not to be converted.

            (ii) Mandatory Conversion at Option of Company. The Company may within three Business Days, from and after the occurrence of a Conversion Event described in Section 2.2.1(a)(x)A, or ten Business Days, from and after the occurrence of a Conversion Event described in Section 2.2.1(a)(x)B, require each holder of issued and outstanding Class B Series 2 Preference Shares to convert all or a portion of such shares into Common Shares at the Class B Series 2 Preference Share Conversion Rate. The Company may exercise such right by giving written notice (a "COMPANY CONVERSION NOTICE") to each registered holder of Class B Series 2 Preference Shares of the Company's intention to so require conversion, which Conversion Notice, to be valid, must be signed by a duly authorized director or senior of the Company. If only a part of the Class B Series 2 Preference Shares held by a holder are to be converted, the Company Conversion Notice shall stipulate the number to be so converted. If a

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                                       53

            Company Conversion Notice is so given, the conversion of the outstanding Class B Series 2 Preference Shares into Common Shares shall be effective for all purposes as at 5:00 p.m. (Pacific Time) on the date specified in the Company's Conversion Notice, which date shall not be less than three Business Days and not greater than 10 Business Days following the date upon which the Company's Conversion Notice is delivered to the holder of Class B Series 2 Preference Shares. If a part only of the then outstanding Class B Series 2 Preference Shares are at any time to be converted, the Class B Series 2 Preference Shares so to be converted shall be selected from the outstanding Class B Series 2 Preference Shares held by each holder on a pro rata basis (disregarding fractions). Promptly upon receipt of a Company Conversion Notice, the holder shall deliver the certificate or certificates representing the Class B Series 2 Preference Shares so converted to the Company. If less than all of the Class B Series 2 Preference Shares represented by a holder's certificate are to be converted, the Company shall issue and deliver to the holder, at the expense of the Company, a new certificate representing the Class B Series 2 Preference Shares comprised in the certificate surrendered which are not to be converted. The failure of a holder to tender the certificates representing its Class B Series 2 Preference Shares following receipt of a Company Conversion Notice shall not affect the Company's right to cancel such Class B Series 2 Preference Shares pursuant to such conversion in accordance with the provisions hereof.

            (iii) Payment of Dividends on Conversion. Concurrently with the conversion of any Class B Series 2 Preference Shares in accordance with clause (i) or (ii) above, the Company shall pay to the registered holders of the Class B Series 2 Preference Shares so converted any and all accrued but unpaid dividends thereon up to the date of conversion.

            (iv) Conversion Procedures. Common Shares issued as a result of any conversion of Class B Series 2 Preference Shares shall be fully paid and non-assessable Common Shares. On any conversion of the Class B Series 2 Preference Shares the share certificates representing Common Shares resulting therefrom shall be issued in the name of the registered holder of the Class B Series 2 Preference Shares converted, and such certificates shall be delivered to such registered holder upon surrender to the Company of the certificates representing the Class B Series 2 Preference Shares so converted. The certificates representing the Class B Series 2 Preference Shares so converted shall be cancelled by the Company at the time of issuance of the certificates representing the Common Shares as aforesaid.

            (v) Fractional Shares. No fractional share shall be issued as a result of any conversion of Class B Series 2 Preference Shares pursuant to this Section 2.2.2(e). To the extent that the effect of the conversion would otherwise result in any holder receiving a fractional share the number of Common Shares issued to such holder (and reflected on any share certificate) shall be rounded down to the next whole number.

            (vi) Reservation of Common Shares. So long as any Class B Series 2 Preference Shares are outstanding and entitled to the right of conversion herein provided, the Company shall at all times allot, reserve and hold out of its unissued Common Shares a sufficient number of unissued Common Shares to enable all of the Class B Series 2

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                                       54

            Preference Shares to be converted upon the basis and upon the terms and conditions provided herein.

      (f) Company's Right to Withhold. Notwithstanding any provision to the contrary contained herein, the Company shall be entitled to deduct and withhold from (i) any Common Shares or other consideration otherwise issuable or payable pursuant to these share rights to any holder of Class B Series 2 Preference Shares who is not a Canadian Resident (a "Non-Resident Holder") including, without limitation, on the conversion or redemption thereof, or (ii) any dividend or consideration otherwise payable to any holder of Class B Series 2 Preference Shares, such present or future tax, levy, duty, impost, assessment, governmental charge or other amounts as the Company is required to deduct and withhold with respect to such issuance or payment, as the case may be, under the Income Tax Act (Canada) (the "ITA") or any provision of provincial, state, local or foreign tax law, in each case as amended. To the extent that the amount so required to be deducted or withheld from the Common Shares, dividends or consideration otherwise issuable or payable to a holder exceeds the cash portion of the consideration otherwise payable to such holder, the Company is authorized to sell or otherwise dispose of, at such times and at such prices as it determines, in its sole discretion, such portion of the Purchaser Common Shares or other non-cash consideration otherwise issuable or payable to such holder as is necessary to provide sufficient funds to the Company, as the case may be, to enable it to comply with such deduction or withholding requirement, and shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale or disposition (after deducting applicable sale commissions and any other reasonable expenses relating thereto) in lieu of the Common Shares or other consideration so sold or disposed of. In case of an amount deducted or withheld from a Non-Resident Holder pursuant to section 116 of the ITA, the Company shall remit such amount (i) to the relevant taxing authority on or before the last business day of the period within which remittance is required or (ii) to such Non-Resident Holder upon delivery by such Non-Resident Holder to the Company of an acceptable clearance certificate issued pursuant to section 116 of the ITA, whichever shall first occur; provided that even if the time for remittance of an amount so deducted or withheld has occurred without such a clearance certificate being delivered, if the Company is provided with a letter from Canada Customs and Revenue Agency or other taxing authority ("CRA") advising that none of the amounts deducted or withheld in respect of such Non-Resident Holder is required to be remitted at that time, the Company will continue to hold such amount in accordance with that letter until such a clearance certificate is provided or until CRA requires the amount to be remitted, whichever shall first occur. To the extent that amounts are so deducted or withheld or Common Shares or other consideration are so sold or disposed of, such deducted or withheld amounts, or shares or other consideration so sold or disposed of, shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction, withholding, sale or disposition was made, provided that such deducted or withheld amounts, or the net proceeds of such sale or disposition, as the case may be, are actually remitted to the appropriate taxing authority or to such holder in accordance with this section 2.2.2(f). The Company shall not be obligated to seek or obtain a minimum price for any of the Common Shares or other consideration sold or disposed of by it hereunder, nor shall any of them be liable for any loss arising out of any such sale or disposition.

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                                       55

2.2.3 ADJUSTMENT OF CONVERSION RATE AND CONVERSION AMOUNT

(a) Adjustments for Common Share Reorganization. If and whenever at any time and from time to time on or after the Initial Issuance Date the Company shall undergo a Common Share Reorganization, from and after the close of business (Pacific Time) on the record date on which the holders of Common Shares are determined for the purpose of such Common Share Reorganization, in the case of a stock dividend or other distribution, or on the effective date, in the case of a subdivision or consolidation, the Class B Series 2 Preference Share Conversion Rate that would otherwise apply pursuant to any conversion pursuant to the provisions hereof in the absence of this
      Section 2.2.3(a) will be adjusted by multiplying such Class B Series 2 Preference Share Conversion Rate by the quotient obtained when:

      (i) the total number of Common Shares outstanding after the completion of such Common Share Reorganization (but before giving effect to the issue of any Common Shares issued after such record date otherwise than as part of such Common Share Reorganization);

      is divided by:

      (ii) the number of Common Shares outstanding at the close of business on such record date before giving effect to the Common Share Reorganization,

      and the Class B Series 2 Preference Share Conversion Amount shall be adjusted by multiplying such Class B Series 2 Preference Share Conversion Amount by the quotient obtained when the amount referred to in subsection
      (a)(ii) above is divided by the amount referred to in subsection (a)(i) above. The number of Common Shares outstanding shall include the deemed conversion into or exchange for Common Shares of any Convertible Securities distributed by way of stock dividend or other such distribution.

(b) Adjustments for Rights Offering. If and whenever at any time and from time to time on or after the Initial Issuance Date the Company shall undergo a Rights Offering, from and after the close of business (Pacific Time) on the record date on which the holders of Common Shares are determined for the purpose of such Rights Offering, the Class B Series 2 Preference Share Conversion Amount shall be adjusted so that it shall equal the price determined by multiplying the Class B Series 2 Preference Share Conversion Amount in effect on such record date by a fraction:

      (i) the numerator of which shall be the aggregate of: (A) the number of Common Shares outstanding on such record date; and (B) a number determined by dividing whichever of the following is applicable by the Current Market Price of the Common Shares on the record date: (1) the amount obtained by multiplying the number of Common Shares which the holders of Common Shares are entitled to subscribe for or purchase by the subscription or purchase price; or (2) the amount obtained by multiplying the maximum number of Common Shares which the holders of Common Shares are entitled to receive on the conversion or exchange of the Convertible Securities by the conversion or exchange price per share; and

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                                       56

      (ii) the denominator of which shall be the aggregate of: (A) the number of Common Shares outstanding on such record date; and (B) whichever of the following is applicable: (1) the number of Common Shares which the holders of Common Shares are entitled to subscribe for or purchase; or (2) the maximum number of Common Shares which the holders of Common Shares are entitled to receive on the conversion or exchange of the Convertible Securities.

      If a Rights Offering results in an adjustment to the Class B Series 2 Preference Share Conversion Amount pursuant to the provisions of this
      Section 2.2.3(b), the Class B Series 2 Preference Share Conversion Rate shall be adjusted contemporaneously with the adjustment of the Class B Series 2 Preference Share Conversion Amount by multiplying the Class B Series 2 Preference Share Conversion Rate in effect prior to such adjustment by a fraction, the numerator of which shall be the Class B Series 2 Preference Share Conversion Amount in effect immediately prior to such adjustment and the denominator of which shall be the Class B Series 2 Preference Share Conversion Amount resulting from such adjustment.

      To the extent that such Rights Offering is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Class B Series 2 Preference Share Conversion Amount and Class B Series 2 Preference Share Conversion Rate shall then be readjusted to the Class B Series 2 Preference Share Conversion Amount and Class B Series 2 Preference Share Conversion Rate which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(c) Adjustments for Reclassification. If and whenever at any time and from time to time on or after the Initial Issuance Date there is any reclassification of the Common Shares or change of the Common Shares into other shares, or in case of the consolidation, merger, reorganization or amalgamation of the Company with or into any other corporation or entity which results in any reclassification of the Common Shares or a change of the Common Shares into other shares, or in case of any transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another person (any such event a "RECLASSIFICATION"), there shall thereafter be deliverable upon the conversion of the Class B Series 2 Preference Shares the number of shares or other securities or property to which the holder of the number of Common Shares which would otherwise have been deliverable upon the conversion of the Class B Series 2 Preference Shares at the time would have been entitled upon such Reclassification.

(d) Other Adjustments. In case the Company after the Initial Issuance Date shall take any action affecting the Common Shares, other than action elsewhere described in this Section 2.2.3, which in the opinion of the directors of the Company, acting reasonably, would materially adversely affect the rights of the holders of the Class B Series 2 Preference Shares, the Class B Series 2 Preference Share Conversion Amount or the Class B Series 2 Preference Share Conversion Rate shall be adjusted in such manner, if any, and at such time, by action by the directors, acting reasonably and equitably in the circumstances.

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                                       57

(d) Successive Adjustments. The adjustments provided in this Section 2.2.3 are cumulative and shall apply to successive Common Share Reorganizations.

(e) Resolution of Calculation and Adjustment Questions. If at any time a question arises with respect to adjustments or calculations made under this section 2.2.3, such questions shall be determined by the independent auditors of the Company whose determination shall be conclusive and binding upon the Company and all holders of Class B Series 2 Preference Shares.

2.2.3 NOTICES

Notwithstanding an other provision of the Articles, any notice or delivery required or permitted to be given or made by the Company to a registered holder of Class B Series 2 Preference Shares or vice versa pursuant to the provisions of this section 2.2. shall be in writing and shall be made or given by delivering the same manually or by mailing the same by prepaid registered post to the intended recipient. The Company's address for service shall be its registered office in British Columbia. Each registered holder's address for service shall be its most recent address shown in the register of members of the Company maintained by the Company's registrar and transfer agent. Any such notice shall be deemed to have been given on the date of delivery, if delivered, or if mailed by prepaid registered post, on the fourth business day after and excluding the date of mailing.

CLASS C PREFERENCE SHARES

3.1 The Class C Preference Shares as a class shall have attached to them the special rights and restrictions specified in this section:

(a)   The Class C Preference Shares may be issued in one or more series.

(b) Subject to the Business Corporations Act (British Columbia) the directors may from time to time, by resolution, if none of the Class C Preference Shares of any particular series are issued, alter the Articles of the Company and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of:

      (i) determine the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;

      (ii) create an identifying name for the shares of that series, or alter any such identifying name;

      (iii) attach special rights or restrictions to the shares of that series, including, but without limiting or restricting the generality of the foregoing, the rate or amount of dividends (whether cumulative, non-cumulative or partially cumulative), the dates and places of payment thereof, the consideration for, and the terms and conditions

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                                       58

            of, any purchase for cancellation or redemption thereof (including redemption after a fixed term or at a premium), conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of the Company and voting rights and restrictions; or alter any such special rights or restrictions; but no such special right or restriction shall contravene the provisions of subsection (c) of this section.

(c) The holders of Class C Preference Shares shall be entitled, on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of Common shares or any other shares of the Company ranking junior to the Class C Preference Shares with respect to repayment of capital on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, the amount paid up with respect to each Preferred share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose shall be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of Class C Preference Shares of the amounts so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of the Company except as specifically provided in the special rights and restrictions attached to any particular series.